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                                              EXHIBIT 2
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                             IDENTIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
                             ---------------------------------------------------------


                      Citigroup Global Markets Limited is a broker or dealer chartered and headquartered in London, England

                      Citibank, N.A. is a bank as defined in Section 3(a)(6) of the
                                          Act (15 U.S.C. 78c)


                    Each of the undersigned hereby affirms the identification of the subsidiary(s)
                    which acquired the security holdings reported in this Schedule 13G.



                    Date: May 10, 2004


                                          CITIGROUP FINANCIAL PRODUCTS INC.



                                          By: /s/ David C. Goldberg
                                             --------------------------------------------
                                             Name:  David C. Goldberg
                                             Title: Assistant Secretary



                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ David C. Goldberg
                                              --------------------------------
                                              Name:  David C. Goldberg
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ David C. Goldberg
                                              --------------------------------
                                               Name:  David C. Goldberg
                                               Title: Assistant Secretary

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